UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported) October 5, 2007

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
(Exact name of registrant as specified in its charter)

BERMUDA	0-24796	98-0438382
(State or other jurisdiction of incorporation and organisation)	(Commission File Number)	(IRS Employer Identification No.)

Clarendon House, 2 Church Street, Hamilton		HM 11 Bermuda
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (441) 296-1431

Not applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On October 5, 2007, Central European Media Enterprises Ltd. (“CME”), together with its subsidiaries CME Media Enterprises B.V., CME Ukraine Holding GmbH and Ukrainian Media Services LLC, entered into an agreement (the “Agreement”) with Igor Kolomoisky (“Kolomoisky”), Manita Investments Limited, Torcensta Holding Ltd (“Torcensta”) and Global Media Group Ltd., a direct wholly-owned subsidiary of Torcensta.

Under the Agreement, Kolomoisky has represented to CME that he has secured a valid right to purchase a 21.665% interest in each of International Media Services Ltd. (“IMS”) and Innova Film GmbH (“Innova”) from Boris Fuchsmann and a 15.164% interest in Studio 1+1 LLC (“Studio 1+1”) from Alexander Rodnyansky (collectively, the “Optioned Interests”).  CME currently holds, directly and indirectly, a 60% interest in each of IMS, Innova and Studio 1+1, which are the principal entities through which the operations of Studio 1+1 are conducted.

The Agreement establishes a procedure by which CME shall consent to the exercise of such rights by Kolomoisky in order to permit Torcensta to acquire, directly or indirectly, the Optioned Interests. Kolomoisky is the sole beneficial owner of Torcensta. Following the exercise of these option rights by Kolomoisky and the acquisition of the Optioned Interests by Torcensta, CME will acquire Torcensta from Mr. Kolomoisky for consideration in cash or shares of Class A Common Stock of CME in an amount that will not exceed US$ 140 million (as described below).

The Agreement provides that CME’s consent to the acquisition of the Optioned Interests is subject to Kolomoisky’s entering into a purchase agreement and a pledge agreement with CME.   In consideration of CME’s granting its consent, Kolomoisky will, pursuant to the pledge agreement, pledge all of the shares of Torcensta as security for his obligations under the purchase agreement to transfer Torcensta to CME once the acquisition by Torcensta of the Optioned Interests has been completed. The timing of the acquisition of the Optioned Interests by Torcensta is uncertain.

The purchase agreement will provide for the acquisition by CME of 100% of Torcensta following its becoming the owner of the Optioned Interests. The consideration shall be an amount equal to the lesser of (i) US$ 140 million and (ii) 4% of the number of outstanding shares of Class A Common Stock of CME at the time Torcensta has acquired all of the Optioned Interests (using a weighted average trading price), provided, that in the event the lesser amount is US$ 140 million, Kolomoisky will have the option of receiving his consideration in cash or shares of Class A Common Stock of CME (using the weighted average trading price). It is expected that the purchase agreement and the pledge agreement will be entered into by Kolomoisky and CME on or prior to October 26, 2007.

Following the successful completion of these transactions, CME will own directly 81.665% of each of IMS and Innova and, directly and indirectly, 81.665% of Studio 1+1.

Previously, on August 24, 2007, CME entered into a subscription agreement (the “Subscription Agreement”) with Kolomoisky providing for the issuance to Kolomoisky of 1,275,227 unregistered shares of Class A Common Stock of CME for aggregate cash consideration of US$ 110,000,000. Under the terms of the Subscription Agreement, Kolomoisky agreed not to sell such shares for a two-year period.  CME also entered into a registration rights agreement with Kolomoisky on August 24, 2007 (the “Registration Rights Agreement”). Under the Registration Rights Agreement, Kolomoisky has been granted the right to make one demand registration for all the shares issued pursuant to the Subscription Agreement from August 30, 2009. The registration rights expire on August 30, 2011. In connection with the completion of the issuance of these shares under the Subscription Agreement, Kolomoisky joined the Board of Directors of CME on August 30, 2007.

This Current Report on Form 8-K contains forward-looking statements regarding the expected completion of the transactions described herein. Statements that include the words ‘‘expect,’’ ‘‘intend,’’ ‘‘will” and similar statements of a future or forward-looking nature identify forward-looking statements in this Current Report on Form 8-K for purposes of the U.S. federal securities laws or otherwise. For these statements and all other forward-looking statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy or are otherwise beyond our control, including the performance of obligations by third parties, and some of which might not even be anticipated. Forward-looking statements speak only as of the date on which they are made, and CME undertakes no obligation publicly to update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, we have duly caused this report to be signed on our behalf by the undersigned thereunto duly authorized.

Date: October 11, 2007	/s/ Wallace Macmillan
Wallace Macmillan Chief Financial Officer